EXHIBIT 23






                    INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-51737 on Form S-3 of Indianapolis Power & Light Company and Registration Statement No. 2-88352 on Form S-8 of IPALCO Enterprises, Inc. of our report dated January 21, 1994, appearing in the Annual Report on Form 10-K of Indianapolis Power & Light Company for the year ended December 31, 1993.






/s/ Deloitte & Touche

Deloitte & Touche

Indianapolis, Indiana
February 22, 1994